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
                                                                  Exhibit 21


                                Subsidiaries
                                ------------

Registrant:  Angelica Corporation, State of Incorporation:  Missouri

                                                                  Percentage
                                                                  of Voting
                                                                  Securities
                                          State of                Owned by
   Name                                   Incorporation           Registrant
   ----                                   --------------          ----------
Angelica Realty Co.                       California                    100%
Angelica Textile
  Services, Inc.                          California                    100%
Angelica International Ltd.               Federal Corporation, Canada   100%
Angelica Textile
  Services, Inc.                          New York                      100%
Southern Service Company                  California                    100%
Industrias Textiles El Curu               Costa Rica                    100%
Angelica Holdings Limited<F*>             United Kingdom                100%

Retail operations of the Registrant include a chain of 286 retail uniform specialty shops operating under the umbrella name of "Life Uniform and Shoe Shops." Generally, all shops operating in a specific state form one company
incorporated under the laws of that state.   All such corporations (38) are
wholly-owned subsidiaries of the Registrant.

<F*>Parent Company of Angelica International Limited, incorporated under the laws of the United Kingdom, all of whose voting securities are owned by Angelica Holdings Limited.

All of the above subsidiaries are included in the consolidated financial statements filed herewith.